EXHIBIT 10.14

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) made as of December 15, 2004, is entered into by and between Gerald L. Cohn Revocable Trust (“Cohn Trust”), Hannah S. and Samuel A. Cohn Memorial Foundation (“Cohn Foundation”), AEOW 96, LLC (“AEOW”) and BCC Acquisition II LLC (“Bay City” and, in its capacity as collateral agent on behalf of Cohn Trust, Cohn Foundation, AEOW, and Bay City “Junior Collateral Agent”) (collectively and solely in their capacity as lenders and not as equityholders, the “Junior Creditor”), Diametrics Medical, Inc., a Minnesota corporation (“Domestic”), TGC Research Limited, a company incorporated in United Kingdom with registered number 5273708 (“TGC”) and Barbara R. Mittman, acting on behalf of certain obligees of Domestic and TGC (“Collateral Agent”), namely Longview Equity Fund, LP, Longview Fund L.P., Longview International Equity Fund L.P., Mercator Momentum Fund III L.P., Mercator Momentum Fund L.P., Monarch Pointe Fund, Ltd., and Camden International (collectively with Collateral Agent, “Senior Creditor”), who have been issued from Domestic certain secured convertible Notes issued as of December 15, 2004, pursuant to a Subscription Agreement dated as of December 14, 2004 (“the Senior Credit Agent”), and who have also been issued a Guaranty from TGC of all obligations owing to Senior Creditor from Domestic.

RECITALS

WHEREAS, Domestic and Diametrics Medical Ltd., as predecessor to TGC have entered into with the Senior Creditor those certain Secured Promissory Notes in the aggregate principal amount of $1,800,000 (which may be increased by an additional principal amount of $1,200,000) issued as of December 15, 2004, and have received the Guaranty from TGC, all of which may be amended, supplemented, refinanced or otherwise modified from time to time; and

WHEREAS, Domestic and Junior Creditor are parties to that certain Note Purchase Agreement, dated as of August 4, 1998 (as heretofore amended, restated, supplemented and modified, the “Domestic Note Purchase Agreement”); and

WHEREAS, Domestic and Junior Creditor are parties to (i) that certain General Security Agreement dated as of August 13, 2003, (ii) that certain Trademark Security Agreement dated as of August 13, 2003 and (iii) that certain Patent Security Agreement dated as of August 13, 2003 as amended at or prior to the date hereof (collectively, the “Domestic Security Agreements”); and

WHEREAS, Diametrics Medical Ltd., as predecessor to TGC and Junior Collateral Agent have entered into (i) that certain Security Agreement dated as of August 13, 2003, (ii) that certain Trademark Security Agreement dated as of August 13, 2003, (iii) that certain Patent Security dated as of August 13, 2003, (iv) that certain Debenture dated August 27, 2003, and (v) that certain General Security Agreement and ancillary documents among TGC and Junior Collateral Agent dated at or about the date of this Agreement (collectively, the “TGC Security Agreements” and together with the Domestic Note Purchase Agreement and Domestic Security Agreement as amended and supplemented at or prior to the date hereof, the “Junior Credit Documents”).

WHEREAS, the Credit Party has requested that the Senior Creditor enter into the Senior Credit Documents, and in order to induce the Senior Creditor to enter into the Senior Credit Documents, the Credit Party and the Junior Creditor have agreed to execute and deliver this Agreement to the Senior Creditor; and

WHEREAS, the Senior Indebtedness will be secured by a first priority continuing Lien on all Collateral. Following the execution of this Agreement, the Junior Indebtedness will be secured by a second priority continuing Lien on all Collateral, (the “Junior Collateral”); and

WHEREAS, the Senior Creditor and the Junior Creditor desire to enter into this Agreement in order to set forth, among other things, the relative priority of their respective Liens on the Collateral between the Senior Creditor and the Junior Creditor with respect to the Senior Indebtedness and the Junior Indebtedness.

NOW, THEREFORE, in consideration of the foregoing, together with other good and valuable consideration, the receipt and sufficiency of which are each hereby acknowledged, the Senior Creditor and the Junior Creditor hereby agree as follows:

SECTION 1. Certain Definitions. The following terms shall have the following meanings for purposes of this Agreement (including the premises and background recitals hereof):

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time, and any successor statute, and all rules and regulations promulgated thereunder. References to specific Sections of the Bankruptcy Code includes references to successor sections.

“Collateral” means any and all property pledged by the Credit Party to either the Senior Creditor or the Junior Creditor under both the Senior Credit Documents and/or the Junior Credit Documents, together will all accessions, attachments, proceeds and products thereunder.

“Credit Party” means Domestic and TGC and their successors and assigns.

“Junior Credit Documents” includes the Junior Creditor Note and all security agreements, guaranties, pledge agreements and all other agreements, documents and instruments now or at any time hereafter entered into or delivered by the Credit Party or other Person pursuant thereto and relating to any indebtedness, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Junior Indebtedness in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Junior Enforcement Action” means any of the following: (a) acceleration by the Junior Creditor of all or any part of the Junior Indebtedness; (b) commencement of any Proceeding with respect to the Credit Party; (c) initiation of any suit or action, including any Proceeding, against or with respect to the Credit Party or other Person to enforce payment of or to collect the whole or any part of the Junior Indebtedness, or to enforce any other rights, powers, privileges or remedies under the Junior Credit Documents; or (d) the taking by the Junior Creditor of any action under the provisions of any state or federal or local law, including, without limitation, the Bankruptcy Code or the UCC, to enforce, foreclose upon, take possession of or appoint a Receiver in respect of or sell any Property of the Credit Party or any other Person on account of all or any part of the Junior Indebtedness, including, without limitation, any Collateral.

“Junior Indebtedness” means all Indebtedness now existing or hereafter arising, contingent or otherwise, of the Credit Party to the Junior Creditor under, in connection with, or evidenced by or secured by any Junior Credit Documents, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (v) any other monetary obligation.

“Proceeding” means, with respect to any Person, any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition, or other similar proceeding relating to such person or its Property or creditors in such capacity, (b) proceeding for any liquidation, dissolution or other winding-up of such Person, voluntary or involuntary, whether or not involving insolvency or proceedings under the Bankruptcy Code, whether partial or complete and whether by operation of law or otherwise, (c) assignment for the benefit of creditors of such Person or (d) other marshalling of the assets of such Person.

“Property” means, with respect to any Person, all property and interests in property of such Person, whether real, personal or mixed, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“Receiver” means any receiver, manager, administrator or administrative receiver which either the Senior Creditor or the Junior Creditor may have the right to appoint pursuant to the Senior Security Documents or the Junior Security Documents (as the case may be).

“Senior Credit Documents” means and includes the Senior Credit Agreement, the note issued thereunder or in connection therewith and all security agreements, guaranties including the Guaranty given by TGC to Senior Creditor, pledge agreements and other agreements, documents and instruments now or at any time hereafter entered into or delivered by the Credit Party or other Person pursuant thereto, or evidencing any replacement, substitution, refunding, renewal or refinancing of or for all or any part of, the Senior Indebtedness, in each case as amended, restated, supplemented or otherwise modified and in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Senior Enforcement Action” means any of the following: (a) acceleration by the Senior Creditor of all or any part of the Senior Indebtedness; (b) commencement of any Proceeding with respect to the Credit Party; (c) initiation of any suit or action, including any Proceeding, against or with respect to the Credit Party or other Person to enforce payment of or to collect the whole or any part of the Senior Indebtedness, or to enforce any other rights, powers, privileges or remedies under the Senior Credit Documents; or (d) the taking by the Senior Creditor of any action under the provisions of any state or federal or local law, including, without limitation, the Bankruptcy Code or the UCC, to enforce, foreclose upon, take possession of or appoint a Receiver in respect of or sell any Property of the Credit Party or any other Person on account of all or any part of the Senior Indebtedness, including, without limitation, any Collateral.

“Senior Indebtedness” means all Indebtedness now existing or hereafter arising, contingent or otherwise, of the Credit Party to the Senior Creditor under, in connection with, or evidenced or secured by the Senior Credit Agreement and the other Senior Credit Documents to the Senior Creditor, in each case including, without limitation, obligations to pay (i) principal, (ii) interest or premium (including interest accruing after the commencement of any Proceeding, whether or not constituting an allowed claim in such Proceeding), (iii) fees, (iv) costs, expenses and other amounts related to any indemnity against loss, damage or liability and (v) any other monetary obligation; provided that in no event shall the principal amount of Senior Indebtedness exceed $4,000,000.

“UCC” means the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

All terms used but not otherwise defined herein but defined in the UCC shall have the respective meanings provided in the UCC. Other capitalized terms used herein without definition shall have the meanings given to such terms in the Senior Credit Agreement.

SECTION 2. Payment Priorities.

2.1 Interests. The Junior Creditor hereby agrees that the Junior Indebtedness shall at all times be wholly subordinate and junior in right of payment to any and all Senior Indebtedness in the manner set forth herein.

2.2 Payment Blockage. Until the Senior Indebtedness shall have been paid in full in cash, stock or property acceptable to Senior Creditor and the Senior Indebtedness shall have been terminated pursuant to the respective terms and provisions thereof, no payments (in cash, other property, by set-off or otherwise) or other distributions whatsoever in respect of any Junior Indebtedness shall be made.

SECTION 3.Lien Priorities.

3.1	Acknowledgment of Liens; Subordination.

( The Junior Creditor hereby acknowledges that the Senior Creditor has been granted Liens upon the Collateral pursuant to the Senior Credit Documents. The Senior Creditor hereby acknowledges that the Junior Creditor has been granted Liens upon the Junior Collateral pursuant to the Junior Credit Documents.

( Notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to the Senior Creditor and the Junior Creditor, and notwithstanding the provisions of the UCC or any other applicable law or decision, or any other circumstance whatsoever, the Junior Creditor hereby agrees that (i) the Senior Creditor shall have a first, prior, senior and continuing Lien on all of the Collateral to secure the prompt and complete payment, performance and observance of all Senior Indebtedness and (ii) any Lien on all or any part of the Collateral hereafter held by or on behalf of the Junior Creditor, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be in all respects and for all purposes subject to, junior to and subordinate to all Liens on all or any part of the Collateral granted to or held by the Senior Creditor to secure the Senior Indebtedness.

( The relative priorities of the respective Liens described in this Section 3.1 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of the Senior Indebtedness or Junior Indebtedness, respectively, or by any action or inaction which either the Senior Creditor or Junior Creditor may take or fail to take in respect of the Collateral.

( So long as the Senior Indebtedness remains outstanding, all decisions with respect to the Collateral, including the time and method of disposition, will be made by the Senior Creditor.

3.2 Prohibition on Contesting Liens. The Junior Creditor agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding, subordinating or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by the Senior Creditor to secure the Senior Indebtedness, in all or any part of the Collateral. As between the Senior Creditor and the Junior Creditor, the terms of this Agreement shall govern even if part or all of the Junior Indebtedness or Senior Indebtedness, as the case may be or the respective Liens securing payment, observance and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

SECTION 4. Enforcement.

4.1 No Exercise of Remedies. Unless and until the Senior Creditor shall have received payment in full in cash, stock or property acceptable to the Senior Creditor of all Senior Indebtedness and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof, the Junior Creditor shall not (a) accelerate the maturity of the Junior Indebtedness or exercise any of its default remedies or otherwise take any Junior Enforcement Action or (b) ask, demand or sue for any right or remedy in respect of all or any part of the Junior Indebtedness or the Collateral, and the Junior Creditor agrees not to take or receive from the Credit Party, directly or indirectly, in cash or other Property or by set-off or in any other manner, whether pursuant to any enforcement, collection, execution, levy or foreclosure proceeding or otherwise, any part of the Collateral. Without limiting the generality of the foregoing, unless and until the Senior Creditor shall have received payment in full in cash, stock or property acceptable to the Senior Creditor of all Senior Indebtedness and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof: (i) the Junior Creditor shall not exercise or otherwise assert any right or remedy in respect of any part of the Collateral or the Lien of the Senior Creditor thereon; (ii) the sole right of the Junior Creditor with respect to the Collateral shall be to hold a Lien thereon to the extent granted pursuant to the Junior Credit Documents (as subordinated herein) and to receive proceeds thereof remaining after such payment and termination and (iii) without the prior written consent of the Senior Creditor, the Junior Creditor shall not exercise any right the Junior Creditor may have under the Junior Credit Documents under the UCC or other applicable law to deliver any notice to account debtors informing them of the Junior Creditor’s interest in any accounts of the Credit Party or directing such account debtors to make payments in any particular manner of amounts due in respect of any such account.

4.2 Cooperation. The Junior Creditor agrees that, unless and until the Senior Creditor shall have received payment in full in cash, stock or property acceptable to the Senior Creditor of all Senior Indebtedness and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof, the Junior Creditor will not commence, or join with any creditor other than the Senior Creditor in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to any Lien held by it in, or otherwise with respect to, all or any part of the Collateral, including, without limitation, petitioning, filing or joining in any involuntary Proceeding pursuant to Section 303 of the Bankruptcy Code or pursuant to any other applicable law or appointing or purporting to appoint any Receiver.

4.3 Certain Exercises. The provisions of this Section 4 are intended to limit the enforcement of the Junior Creditor’s rights and remedies with respect to the Credit Party and the Collateral or any Lien thereon for so long and to the extent set forth in Sections 4.1 and 4.2 hereof.

SECTION 5. Liquidation; Dissolution; Bankruptcy. In the event of any Proceeding involving the Credit Party, or any sale, transfer or other disposition of all or substantially all of the assets of the Credit Party:

(a) The Junior Creditor agrees that the Senior Creditor may consent to the use of cash collateral or the provision of financing by the Senior Creditor to the Credit Party on such terms and conditions and in such amounts as the Senior Creditor, in its sole discretion, may decide and that, in connection with such use of cash collateral or such financing, as the case may be, the Credit Party (or a trustee appointed for the estate of the Credit Party) may grant to the Senior Creditor, Liens on all of such Credit Party’s Property, which Liens: (i) shall secure payment, performance and observance of all Senior Indebtedness (whether such Senior Indebtedness arose prior to the commencement of any Proceeding or at anytime thereafter); and (ii) shall be superior in priority to the Liens in favor of the Junior Creditor on any Property of the Credit Party. Each Junior Creditor agrees that it will not object to or oppose a sale or other disposition of any Property of any Credit Party securing all or any part of the Senior Indebtedness free and clear of Liens or other claims of the Junior Creditor under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code or other applicable law if the Senior Creditor has consented to such sale or disposition and the respective interests of the Senior Creditor and the Junior Creditor attach to the proceeds thereof, subject in any event to the provisions hereof. The Junior Creditor agrees that to the extent it receives any “adequate protection” for any interest it may have in any Collateral in any Proceeding, it will (A) if such “adequate protection” is in the form of cash or cash equivalents, deliver such “adequate protection” to the Senior Creditor to be applied to, or held as collateral for (and, if liquidated, applied against), the Senior Indebtedness and (B) if such “adequate protection” is in any other form, assign such “adequate protection” to the Senior Creditor to be held as collateral for (and, if liquidated, applied against) the Senior Indebtedness, in each case until all Senior Indebtedness has been fully satisfied or is no longer outstanding. The Junior Creditor agrees that it will not seek to have the automatic stay lifted with respect to any Collateral, to appoint a Chapter 11 trustee under Section 1104 of the Bankruptcy Code or to convert or dismiss such Proceeding under Section 1112 of the Bankruptcy Code, in each case without the prior written consent of the Senior Creditor.

(b) The Senior Creditor and the Junior Creditor agree not to, directly or indirectly, take any action or vote in any way that would be in violation of, or inconsistent with, or result in a breach of, this Agreement or challenge or contest (i) the validity, perfection, priority or enforceability of any Lien held by the Senior Creditor, or by the Junior Creditor as the case may be, to secure the payment, performance or observance of all or any part of the Senior Indebtedness or Junior Indebtedness, respectively, (ii) the rights of the Senior Creditor, or the Junior Creditor as the case may be, set forth in this Agreement with respect to any such Lien, or (iii) the validity or enforceability of any of the Senior Credit Documents or Junior Credit Documents or any term, condition or provision of this Agreement; provided, that nothing in this Section 5(b) is intended or shall be deemed or construed to limit in any way the ability of the Senior Creditor or the Junior Creditor, as the case may be, to enforce all of the terms and provisions of this Agreement.

(c) The Senior Indebtedness shall first be paid in full in cash, stock or property acceptable to the Senior Creditor before the Junior Creditor shall be entitled to receive and to retain any payment or distribution in respect of the Junior Indebtedness, and, in order to implement the foregoing, all payments and distributions of any kind or character in respect of the Junior Indebtedness to which the Junior Creditor would otherwise be entitled if the Junior Indebtedness were not subordinated pursuant to this Agreement shall be made directly to the Senior Creditor. Subject to the limitation set forth in the next sentence, the Junior Creditor may be permitted to file proofs of claim. The Junior Creditor agrees to and hereby irrevocably authorizes, empowers and appoints the Senior Creditor as its agent and attorney-in-fact to (i) execute, verify, deliver and file all proofs of claim (upon the failure of the Junior Creditor to do so prior to 15 days before the expiration of time to file such proof of claim) and other pleadings and motions with respect to the Credit Party and the Collateral in any Proceeding for the full outstanding amount of the Junior Indebtedness; (ii) vote any such claim in any such Proceeding that adversely affects the Senior Creditor; and (iii) execute and deliver any document or instrument that the Junior Creditor is required to deliver pursuant to this Section 5(c). In the event that the Senior Creditor votes any claim in accordance with the authority granted hereby, the Junior Creditor shall not be entitled to change or withdraw such vote. The Junior Creditor also agrees that it shall at no time hereunder authorize the formation, become a member or participate in the activities, either directly or indirectly, of any creditor’s committee in the Proceeding.

(d) The Junior Creditor agrees that it shall not commence, file or cause to be filed or otherwise support any insolvency proceeding (which shall include the appointment of any Receiver) under the provisions of any local, state or federal law or in the jurisdiction of any domestic or foreign court against or with respect to the Credit Party until ninety (90) days have lapsed from the date the Senior Indebtedness is paid in full in cash, stock or property acceptable to the Senior Creditor. Nothing contained herein shall be construed to prohibit Junior Creditor from filing proofs of claim or participating in an insolvency proceeding commenced by the Credit Party or other creditors of the Credit Party. In the event the Junior Creditor violates this provision and files or causes to be filed or otherwise supports or becomes involved in any such insolvency proceeding prior to the ninety-first (91) day after the Senior Indebtedness is paid in full, the Junior Creditor agrees to indemnify the Senior Creditor for any liability or damage incurred as a result of such Proceeding.

(e) The Junior Creditor shall execute and deliver to the Senior Creditor all such instruments and other documentation confirming the above authorizations and all such proofs of claim, assignments of claim and other instruments and documentation, and shall take all such other action as may be reasonably requested by the Senior Creditor to enforce such claims and carry out the intent of this Section 5.

SECTION 6. Insurance and Condemnation. Unless and until the Senior Creditor shall have received payment in full in cash, stock or property acceptable to the Senior Creditor of all Senior Indebtedness and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof, (i) as between the Junior Creditor and the Senior Creditor, the Junior Creditor agrees that the Senior Creditor shall have the sole and exclusive right to adjust settlement with respect to any insurance coverage for any Collateral and (ii) all proceeds of any insurance policy, and proceeds of any condemnation or similar proceeding, covering all or any part of the Collateral shall be paid to the Senior Creditor for application to the Senior Indebtedness pursuant to the Senior Credit Documents. If the Senior Creditor allows any portion of any proceeds of any insurance, condemnation or similar award with respect to any Collateral to be used by any Credit Party to repair or replace the Collateral affected, the Junior Creditor agrees to take promptly all action reasonably requested by the Senior Creditor to permit such use.

SECTION 7. When Proceeds Must Be Paid Over.

(a) In the event the Junior Creditor receives any payment or other distribution of any kind or character from the Credit Party or from any other source whatsoever in respect of the Junior Indebtedness in contravention of this Agreement or in the event any proceeds of Collateral are received by the Junior Creditor for application to the Junior Indebtedness other than as expressly permitted by the terms of this Agreement, such proceeds shall be received by the Junior Creditor in trust for the benefit of the Senior Creditor and the Junior Creditor shall promptly turn over such proceeds to the Senior Creditor (in the same form as received, with any necessary endorsement), for application (in the case of cash) to, or as Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in cash in accordance with its terms. In the event the Junior Creditor fails to provide any endorsement, as contemplated by the immediately preceding sentence, the Senior Creditor, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(b) Following the payment in full in cash, stock or property acceptable to the Senior Creditor of the Senior Indebtedness, in the event the Senior Creditor receives any payment or other distribution of any kind or character from the Credit Party or from any other source whatsoever or in the event any proceeds of Collateral are received by the Senior Creditor for application to the Senior Indebtedness in excess of the Senior Indebtedness, such proceeds shall be received by the Senior Creditor in trust for the benefit of the Junior Creditor and the Senior Creditor shall promptly turn over such proceeds to the Junior Creditor (in the same form as received, with any necessary endorsement), for application (in the case of cash) to, or as Collateral (in the case of non-cash Property or securities) for, the payment or prepayment of the Junior Indebtedness remaining unpaid to the extent necessary to pay such Junior Indebtedness in full in cash in accordance with its terms. In the event the Senior Creditor fails to provide any endorsement, as contemplated by the immediate preceding sentences, the Junior Creditor, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

SECTION 8. Subrogation. The Junior Creditor hereby waives all rights of subrogation to the claims of the Senior Creditor against any Credit Party, and waives all rights of recourse to any security for any Senior Indebtedness, until such time as all Senior Indebtedness shall have been paid in full in cash, stock or property acceptable to the Senior Creditor and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof; provided, that if any payment to the Senior Creditor is rescinded as a result of a Proceeding or otherwise, the subrogation of the Junior Creditor as provided herein shall likewise be rescinded until all of the Senior Indebtedness is indefeasibly paid in full in cash, stock or property acceptable to the Senior Creditor and the Senior Indebtedness shall have terminated.

SECTION 9. No Impairment of Subordination. No right of the Senior Creditor to enforce the subordination of the Liens on Collateral securing all or any part of the Junior Indebtedness shall be impaired by any act or failure to act by any Credit Party or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of the Senior Creditor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any act or failure to act of the Credit Party or the Junior Creditor, or any noncompliance by any Credit Party or the Junior Creditor with any agreement or obligation, regardless of any knowledge thereof which the Senior Creditor may have or with which any Senior Creditor may be charged, (ii) the validity or enforceability of any of the Senior Credit Documents, (iii) any extension or indulgence in respect of any payment or prepayment of the Senior Indebtedness or any part thereof or in respect of any other amount payable to the Senior Creditor, (iv) any amendment, modification or waiver of any of the terms of the Senior Credit Documents or the Junior Credit Documents, consistent with the respective applicable terms of such documents and this Agreement, (v) any exercise, delayed exercise or non-exercise by the Senior Creditor of any right, power, privilege or remedy under or in respect of any Senior Indebtedness, the Collateral or this Agreement, (vi) any other action of the Senior Creditor permitted under the Senior Credit Documents and this Agreement or (vii) the absence of any notice to, or knowledge by, the Junior Creditor of the existence, creation or non-payment of all or any part of the Senior Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (i) through (vi), except such notice as shall be specifically required pursuant to the terms hereof.

SECTION 10. Waivers and Consents of Junior Creditor.

(a) All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and the Junior Creditor expressly waives, to the extent permitted by applicable law but subject to the terms of this Agreement, (i) notice of acceptance by the Senior Creditor of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the Senior Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the Senior Indebtedness or any security therefore and any requirement that the Senior Creditor protect, secure, perfect or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Credit Party or any other Person or any such Property and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness (except such notice as shall be specifically required pursuant to the terms hereof).

(b) Subject to the terms of this Agreement, the Junior Creditor agrees that the Senior Creditor may, at any time and from time to time, in its sole discretion, without the consent of or notice to the Junior Creditor, without incurring responsibility to the Junior Creditor, and without impairing or releasing the subordination provided for herein or the obligations of the Junior Creditor to the Senior Creditor hereunder, amend, restate, supplement or otherwise modify the Senior Credit Agreement or any of the other Senior Credit Documents (in accordance with the respective terms of such documents) in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the Senior Indebtedness, (ii) modify the amortization of the principal amount of all or any part of the Senior Indebtedness, (iii) increase the principal amount of Senior Indebtedness, or otherwise provide for additional advances, in an amount not to exceed $4,000,000 (iv) raise the standard or default per annum interest rates applicable to all or any part of the Senior Indebtedness, (v) impose any additional fee or penalty upon any Credit Party or increase the amount of or rate for any fee or penalty provided for in the Senior Credit Documents, (vi) retain or obtain a Lien on any Property to secure any of the Senior Indebtedness, (vii) enter into new Senior Credit Documents with any Credit Party or any of its direct or indirect subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or any of the Senior Credit Documents, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Senior Indebtedness, (x) release any Person liable in any manner under or in respect of Senior Indebtedness or release or compromise any obligation of any nature of any Person with respect to any of the Senior Indebtedness, (xi) sell, exchange, not perfect or otherwise deal with any Property at any time pledged, assigned or mortgaged to secure or otherwise securing all or any part of the Senior Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any Property securing any Senior Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such Property, (xiii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Senior Indebtedness, (xiv) exercise or refrain from exercising any rights against, and release from obligations of any type, any Credit Party or any other Person, (xv) apply any sums from time to time received to the Senior Indebtedness in such manner such as the Senior Creditor shall determine and (xvi) otherwise manage and supervise the Senior Indebtedness in accordance with the Senior Creditor’s usual practices, modified from time to time as the Senior Creditor deems appropriate under the circumstances.

(c) In the event the Senior Creditor releases or agrees to release any of its Liens on all or any part of the Collateral (i) in connection with the sale thereof, provided Junior Creditor receives any proceeds thereof following payment in full of the Senior Indebtedness or (ii) pursuant to any Senior Enforcement Action, the Senior Creditor agrees to notify the Junior Creditor in advance in writing thereof with such notice stating the portion of the Collateral to be released and further stating that such Collateral will be sold or financed free and clear of the Liens of the Senior Creditor and the Junior Creditor (“Release Notice”). Each Junior Creditor acknowledges, confirms and agrees that upon the Senior Creditor giving such a Release Notice to the Junior Creditor, the Junior Creditor shall be deemed to consent to such sale or other disposition and the Lien of the Junior Creditor on such Collateral shall be deemed to be, and shall be, automatically released and terminated contemporaneously with the release by the Senior Creditor of its Lien thereon; provided that nothing in this Section shall limit the right of the Junior Creditor to receive excess proceeds of Collateral after the repayment of the Senior Indebtedness in full in cash, stock or property acceptable to the Senior Creditor. The Junior Creditor agrees that no further act or documentation shall be necessary to evidence the release and termination by the Junior Creditor of such Lien and the delivery of the Release Notice to the Junior Creditor and the release by the Senior Creditor of its Lien on the Collateral shall be prima facie evidence of the Junior Creditor’s release and termination of its Lien upon such Collateral. In the event that the Senior Creditor gives a Release Notice to the Junior Creditor and requests the Junior Creditor to execute and deliver any formal release or termination of its Lien upon such Collateral, the Junior Creditor agrees to execute the same forthwith. In furtherance of the foregoing, the Junior Creditor hereby appoints the Senior Creditor as its attorney-in-fact, with full authority in the place and stead of the Junior Creditor and full power of substitution and in the name of the Junior Creditor or otherwise, to execute and deliver any document or instrument which the Junior Creditor is required to deliver pursuant to this Section 10(c), such appointment being coupled with an interest and irrevocable.

(d) The Junior Creditor and the Senior Creditor hereby agree to use their commercially reasonable efforts to give written notice to the other of any event of default declared in writing by it or, in the case of the Senior Creditor, (i) declaration of acceleration and (ii) commencement of any Senior Enforcement Action under the Senior Credit Documents; provided, that failure to give any such notice shall not result in liability to the Junior Creditor or the Senior Creditor, as the case may be, or modify in any way the terms and provisions of this Agreement and the obligations of the respective parties hereunder. No party hereto shall have any obligation to cure any such default and any payment made or act done by any such party to cure any such default shall not constitute an assumption of any of the obligations thereunder.

(e) Notwithstanding anything to the contrary contained herein, in the event that the Senior Creditor releases its Liens on the Collateral as a result of the prior or concurrent payment in full in cash, stock or property acceptable to the Senior Creditor of the Senior Indebtedness and termination of the Senior Indebtedness thereunder, the Junior Creditor shall not be obligated to release its Liens (nor be deemed to release its Liens as contemplated in Section 10(c)) on any Collateral remaining after giving effect to such payment and termination (and any sale, transfer or other disposition of Collateral occurring in connection therewith).

SECTION 11. Marshalling. The Junior Creditor hereby waives, to the fullest extent permitted by applicable law, any rights it may have under applicable law to assert the doctrine of marshalling or otherwise to require the Senior Creditor to marshal any Property of any Credit Party for the benefit of the Junior Creditor.

SECTION 12. Expenses. The Credit Party agrees to reimburse the Senior Creditor and Junior Creditor for its expenses incurred in complying with this Agreement.

SECTION 13. Waiver of Rights. The Junior Creditor hereby waives, to the fullest extent permitted by applicable law, any rights it may have to enjoin or otherwise obtain a judicial or administrative order preventing the Senior Creditor from taking, or refraining from taking, any action with respect to all or any part of the Collateral to the extent consistent with the terms of this Agreement.

SECTION 14. Continuation of Subordination; Termination of Agreement. This Agreement shall in all respects be a continuing agreement and shall remain in full force and effect until the Senior Creditor shall have received payment in full in cash, stock or property acceptable to the Senior Creditor of all Senior Indebtedness and the Senior Indebtedness shall have terminated pursuant to the respective terms and provisions thereof; provided that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Indebtedness is rescinded, avoided or must otherwise be returned by the Senior Creditor upon the insolvency, bankruptcy or reorganization of the Credit Party, all as though such payment had not been made.

SECTION 15. Specific Performance. The Senior Creditor, on the one hand, and the Junior Creditor, on the other hand, are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when the Junior Creditor, on the one hand, or the Senior Creditor, on the other hand, shall have failed to comply with any term or provision hereof. The Senior Creditor and the Junior Creditor hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

SECTION 16. Further Assurances. Each party hereto will, upon the written request of the other party, from time to time execute and deliver or cause to be executed and delivered such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement and to effectuate the terms of the Lien subordination and other provisions contemplated hereby. Without limiting the generality of the foregoing, the Junior Creditor will mark its books and records, so as to clearly indicate that the Junior Indebtedness is subordinated in accordance with the terms of this Agreement, and will cause to be clearly inserted in any documents, instruments or agreements evidencing the Junior Indebtedness a statement to the effect that the payment thereof, and the liens on the Collateral securing the Junior Indebtedness are subordinated in accordance with the terms of this Agreement.

SECTION 17. Notices. All notices or other communications under or in respect of this Agreement to any party to it shall be in writing (including by fax) and shall be deemed to have been duly given or made when delivered (including by courier), or in the case of fax notice, when received, addressed as follows:

(a)	in the case of the Senior Creditor:	Barbara R. Mittman, Esq. Grushko & Mittman, P.C. 551 Fifth Avenue, Suite 1601 New York, NY 10176 Telephone: (212) 697-9500 Facsimile: (212) 697-3575

(b)	in the case of the Junior Creditor: with a copy to:	BCC Acquisition II LLC
C/O Bay City Capital LLC
750 Battery, Suite 600
San Francisco, CA 94111
Attn: Fred Craves
Telephone: (415)
Facsimile: (415) 837-0996
Latham & Watkins LLP
Sears Tower, Suite 5800
Chicago, Illinois 60606
Attn: Michael A. Pucker
Facsimile: (312) 993-9767

(c) in the case of Domestic

or TGC:	Diametrics Medical, Inc. TGC Research Limited 3050 Centre Pointe Drive, Suite 150 St. Paul, MN 55113 Attn: David B. Kaysen, President & CEO Facsimile: (651) 639-8549

with a copy to:	Kenneth L. Cutler, Esq.

Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, MN 55402
Facsimile: (612) 340-7800

or to such other address as may be hereafter designated in writing by the respective parties hereto. A notice or other communication received on a non-business day in the place of receipt or after business hours in the place of receipt shall be deemed to be served on the next following business day in such place.

SECTION 18. CHOICE OF LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). IN RELATION TO ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, AND FOR THE EXCLUSIVE BENEFIT OF THE SENIOR CREDITOR, AND THE JUNIOR CREDITOR, EACH OF THE SENIOR CREDITOR AND THE JUNIOR CREDITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT THEREOF. EACH OF THE SENIOR CREDITOR AND THE JUNIOR CREDITOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT, ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY OBJECTION BASED ON PLACE OF RESIDENCE OR DOMICILE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY.

SECTION 19. Successors and Assigns.

(a) This Agreement shall be binding upon and inure to the benefit of the Senior Creditor, the Junior Creditor and each of their respective successors and permitted assigns.

(b) Subject to the terms of the Senior Creditor Agreement, the Senior Creditor may, from time to time, without notice to or consent of the Junior Creditor, assign or transfer to any Person any or all of the Senior Indebtedness or any interest therein, and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer thereof, the Senior Indebtedness shall be and remain Senior Indebtedness for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were an original party to the Senior Credit Agreement provided that such assignee agrees in writing, reasonably satisfactory to the Junior Creditor, to be bound by this Agreement.

(c) Subject to the terms of the Junior Creditor Agreement, the Junior Creditor may, from time to time, upon ten business days prior written notice to Senior Creditor, assign or transfer to any Person any or all of the Junior Indebtedness or any interest therein, and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer thereof, the Junior Indebtedness shall be and remain Junior Indebtedness for purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Junior Indebtedness or any interest therein shall, to the extent of the interest of such assignee or transferee in the Junior Indebtedness, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were an original party to the Junior Credit Agreement; provided that such assignee agrees in a writing, reasonably satisfactory to the Senior Creditor, to be bound by this Agreement.

SECTION 20. Entire Agreement; Amendments and Waivers. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof. There are no other agreements between the parties hereto in connection with the subject matter hereof except as specifically set forth herein or contemplated hereby. No amendment, modification or waiver of any of the provisions of this Agreement shall be binding unless in writing and executed by the Collateral Agent and the Junior Collateral Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. No delay on the part of the Senior Creditor in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Senior Creditor of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. For the purposes of this Agreement, Senior Indebtedness shall include all obligations of Credit Party, their successors and assigns to the Senior Creditor under the Senior Credit Documents, notwithstanding any right or power of any Credit Party or other Person to assert any claim or defense as to the invalidity or unenforceability of all or any part of the Senior Indebtedness, and no such claim or defense shall affect or impair the agreements and obligations of the respective parties hereto. For the purposes of this Agreement, Junior Indebtedness shal include all obligations of Credit Party, their successors and assigns to the Junior Creditor under the Junior Credit Documents, notwithstanding any right or power of any Credit Party or other Person to assert any claim or defense as to the invalidity or unenforceability of all or any part of the Junior Indebtedness, and no such claim or defense shall affect or impair the agreements and obligations of the respective parties hereto.

SECTION 21. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 22. Severable Provisions. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 23. Headings. The headings of the several sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

SECTION 24. Representation. The Junior Collateral Agent represents and warrants to the Collateral Agent that the Junior Collateral Agent has all necessary power and authority to enter into and perform this Agreement, that its execution, delivery and performance of this Agreement have been duly and validly authorized by all required corporate action and do not contravene or breach any applicable law or contract binding on the Junior Collateral Agent and that this Agreement is binding on the Junior Collateral Agent in accordance with its terms. The Collateral Agent represents and warrants to the Junior Collateral Agent that the Collateral Agent has all necessary power and authority to enter into and perform this Agreement, that its execution, delivery and performance of this Agreement have been duly and validly authorized by all required corporate action and do not contravene or breach any applicable law or contract binding on the Collateral Agent and that this Agreement is binding on the Collateral Agent in accordance with its terms.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Senior Creditor, the Credit Party and the Junior Creditor have caused this Subordination Agreement to be duly executed and delivered by its respective officers thereunto duly authorized as of the date first above written.

BCC ACQUISITION II LLC,
As Junior Collateral Agent

By: The Bay City Capital I, L.P.
Its: General Partner

By: Bay City Capital Management LLC
Its: General Partner

By: /s/ Fred Craves

Name: Fred Craves

Title: Managing Director

DIAMETRICS MEDICAL, INC.	TGC RESEARCH LIMITED

/s/ David B. Kaysen Name: David B. Kaysen Title: President and CEO	/s/ David B. Kaysen Name: David B. Kaysen Title: Director

BARBARA R. MITTMAN as Collateral Agent

/s/ Barbara R. Mittman

The Senior Creditor agrees and acknowledges to the terms hereof and authorizes the Collateral Agent to execute this Agreement on their behalf as their Collateral Agent:

SENIOR CREDITOR

/s/ Barbara R. Mittman Barbara R. Mittman, as Collateral Agent

LONGVIEW EQUITY FUND, L.P.	LONGVIEW FUND L.P.
By: /s/ Wayne H. Coleson	By: /s/ S. Michael Rudolph
Its: Investment Advisor	Its: Investment Advisor
LONGVIEW INTERNATIONAL EQUITY	CAMDEN INTERNATIONAL
FUND, L.P.
By: /s/ Wayne H. Colemen	By: /s/ Deirdre M. McCoy
Its: Investment Advisor	Its: Director
MERCATOR MOMENTUM FUND III L.P.	MERCATOR MOMENTUM FUND L.P.
By: Mercator Advisory Group, LLC	By: Mercator Advisory Group, LLC
Its: General Partner	Its: General Partner
By: /s/ David Firestone	By: /s/ David Firestone
Its: Managing Member	Its: Managing Member
MONARCH POINTE FUND, LTD.
By: /s/ David Firestone

Its: Managing Member

The Junior Creditor agrees and acknowledges to the terms hereof and authorizes the Junior Collateral Agent to execute this Agreement on their behalf as their Collateral Agent:

GERALD L. COHN REVOCABLE TRUST

By: /s/ Gerald L. Cohn
Name: Gerald L. Cohn
Title:

HANNAH S. AND SAMUEL A.
COHN MEMORIAL FOUNDATION

By: /s/ Thomas L. Burns
Name: Thomas L. Burns
Title: President

AEOW 96, LLC

By: Will K. Weinstein Revocable Trust DTD 2/27/90
Its: Member Manager

By: /s/ Will K. Weinstein
Its: Trustee

BCC ACQUISITION II LLC,
As Junior Collateral Agent

By: The Bay City Capital I, L.P.
Its: General Partner

By: Bay City Capital Management LLC
Its: General Partner

By: /s/ Fred Craves
Name: Fred Craves
Title: Managing Director